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                INTERSTATE NATIONAL DEALER SERVICES, INC.
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              PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                  THIS PROXY IS SOLICITED BY MANAGEMENT


           The undersigned stockholder of Interstate National Dealer Services, Inc., a Delaware corporation (the "Company"), hereby appoints Chester J. Luby and Cindy H. Luby, as proxy for the undersigned, with full power of substitution, to vote and otherwise represent all the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, April 16, 1997, at 11:00 a.m. in Uniondale, New York 11553 and at any adjournment(s) or postponement(s) thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and in the manner set forth below and as further described in the accompanying Proxy Statement. The undersigned hereby revokes any proxy previously given with respect to such shares.

           The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

           THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

 1. The election of the following persons as directors of the Company to serve for the respective terms as set forth in the accompanying Proxy Statement.

                  CHESTER J. LUBY

       _FOR such nominee    _WITHHELD as to such nominee

                  DONALD KIRSCH

       _FOR such nominee    _WITHHELD as to such nominee



2. To vote and otherwise represent the shares on any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof, in their discretion.

                          _  MARK HERE IF YOU PLAN TO ATTEND THE MEETING

                             Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.







                             Dated ------------------------------------, 1997



                               ------------------------------------------
                                               Signature


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                                         Signature, if held jointly

                               Votes must be indicated by filling in (x) in black or blue ink.

    Sign,  Date and Return the Proxy Card Promptly Using the Enclosed
    Envelope